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                                                                  EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Denbury Resources Inc. on Form S-4 of our report dated February 22, 2001, appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Dallas, Texas
October 22, 2001